EXHIBIT 99.2
Yext to acquire Hearsay Systems
Acquisition will enable Yext to provide a single digital marketing platform to power the customer journey from prospect to loyal customer

NEW YORK -- (BUSINESS WIRE) -- June 10, 2024 -- Yext, Inc. (NYSE: YEXT), the leading digital presence platform for multi-location brands, today announced that it has entered into a definitive agreement to acquire Hearsay Systems, a global leader in digital client engagement for financial services, for $125 million and up to an additional $95 million if certain performance targets are achieved.

The acquisition will combine Yext’s industry-leading digital presence management platform with Hearsay Systems’ compliant engagement solutions across social media, websites, text, and voice. This strategic move will leverage the strengths of both companies' technology to provide a single digital marketing platform to power the customer journey and enable brands to convert prospects into loyal customers faster.

The world’s leading financial firms rely on Hearsay System’s compliance-driven platform to scale their reach, optimize customer engagements, grow their business, and deliver exceptional client service. Hearsay Systems helps 260,000 advisors and agents ensure all interactions meet regulatory and brand standards to reduce risk while providing a scalable way to manage customer engagement. Combined with Yext’s suite of products and AI technology, brands can access more channels in one platform, and leverage consolidated analytics and recommendations to improve performance across channels.

“Customers are increasingly looking to consolidate digital marketing channels into one platform to increase efficiency, improve performance, and reduce costs. Yext already provides access to more channels than any other provider. With Hearsay Systems, we’ll provide even more ways for brands to connect with their customers one-to-one,” said Michael Walrath, CEO and Chair of the Board at Yext. “Our combined technology will bring instant value to our regulated customers, and we see an opportunity to bring these solutions to other industries. Yext is focused on solving customer problems, and with Hearsay, we can bring the innovation they need faster.”

Hearsay Systems’ solutions integrate into CRM systems, including a strong alliance with Salesforce, whose venture capital arm invested in the company in 2020. With CRM integration, brands can synchronize contact information, track client interactions, improve field productivity, orchestrate workflows, and uncover best practices.

“Hearsay Systems has a long history of innovation for financial services, building transformational client engagement solutions and successfully bringing AI to a highly regulated industry. We are excited to provide an expanded solution set to our customers and introduce Hearsay solutions to customers across additional industries,” said Michael Boese, CEO of Hearsay Systems. “We've only just begun to see the opportunities for AI in digital marketing. By combining our resources and technology with Yext, we'll be able to deliver even more value to brands as they look to leverage the power of AI.”

Details Regarding Proposed Acquisition of Hearsay
The transaction is expected to close in the second half of Yext's fiscal year 2025, ending January 31, 2025, subject to the satisfaction of customary closing conditions, including required regulatory approvals. Wilson Sonsini Goodrich & Rosati, P.C. is serving as legal advisor to Yext, and Latham & Watkins LLP is serving as legal advisor to Hearsay Systems.

About Yext
Yext (NYSE: YEXT) is the leading digital presence platform for multi-location brands, with thousands of customers worldwide. With one central platform, brands can seamlessly deliver consistent, accurate, and engaging experiences and meaningfully connect with customers anywhere in the digital world. Yext’s AI and machine learning technology powers the knowledge behind every customer engagement, automates workflows at scale, and delivers actionable cross-channel insights that enable data-driven decisions. From SEO and websites to social media and reputation management, Yext enables brands to turn their digital presence into a differentiator. To learn more about Yext, visit Yext.com or find us on LinkedIn and X.

About Hearsay Systems
As the trusted global leader in digital client engagement for financial services, Hearsay Systems empowers over 260,000 advisors and agents to proactively guide and capture the last mile of digital communications in a compliant manner. The world’s leading financial firms—including BlackRock, Charles Schwab, and New York Life—rely on Hearsay’s compliance-driven platform to scale their reach, optimize sales engagements, grow their business and

EXHIBIT 99.2
deliver exceptional client service. Hearsay is headquartered in San Francisco, with globally distributed teams in North America, Europe, and Asia.

Forward-Looking Statements
This press release includes "forward-looking statements" including, without limitation, statements regarding Yext's expectations, beliefs, intentions, or strategies regarding the future, including the effects, benefits, and challenges of its pending acquisition of Hearsay Systems. You can identify forward-looking statements by the use of terminology such as “believe”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. These statements are based upon current beliefs and are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. The following factors, among others, could cause or contribute to such differences: difficulties integrating the business and technology of Hearsay Systems, the risk that the benefits described in this release are not realized, and whether all offerings and capabilities discussed in this release will be available as and when stated in this release. All forward-looking statements are based on information available to Yext on the date hereof, and Yext assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.